EXHIBIT NO. 21



                                List of Subsidiaries of
                            THE UNITED ILLUMINATING COMPANY


                            STATE OR JURISDICTION
                            OF INCORPORATION OR           NAME UNDER WHICH
  NAME OF SUBSIDIARY           ORGANIZATION            SUBSIDIARY DOES BUSINESS
  ------------------        ---------------------      ------------------------

United Funding Capital            Delaware        United Funding Capital
Partnership L.P.                                     Partnership L.P.

United Resources, Inc.            Connecticut     United Resources, Inc.

Thermal Energies, Inc.*           Connecticut     Thermal Energies, Inc.

Precision Power, Inc.*            Connecticut     Precision Power, Inc.

American Payment Systems, Inc.*   Connecticut     American Payment Systems, Inc.

United Bridgeport Energy, Inc.    Connecticut     United Bridgeport Energy, Inc.

Precision Constructors, Inc.**    Connecticut     Precision Constructors, Inc.

Allen Electric Co., Inc.**        New Jersey      Allen Electric Co., Inc.


----------------------

*   Subsidiary of United Resources, Inc.
**  Subsidiary of Precision Power, Inc.